Exhibit 99.1

NEWS
RELEASE

2012 Route 9W ● Milton, NY 12547 ● 845-795-2020

FOR IMMEDIATE RELEASE

Sono-Tek Announces Results of
2018 Annual Meeting of Shareholders

Management presentation highlights growth opportunities
and operating efficiencies

MILTON, NY, August 23, 2018 – Sono-Tek Corporation (OTCQX: SOTK), the leading developer and manufacturer of ultrasonic coating systems, announced that shareholders voted in favor of the two proposals presented at the Company’s Annual Meeting of Shareholders held today:

•	The re-election of Eric Haskell, CPA, Dr. Donald Mowbray, and Samuel Schwartz, each to hold office for a two-year term.
•	The ratification of Liggett & Webb, P.A., as the Company’s auditors for fiscal year 2019 which ends February 28, 2019.

At the meeting, Company management provided an overview of Sono-Tek and the opportunities presented by market for its technology and application know-how, particularly highlighting the potential in the fuel cell market. Sono-Tek’s ultrasonic coating solution provides a more uniform and porous coating of the platinum catalyst for fuel cells that enables greater power efficiency, reduces waste of expensive materials and provides production level efficiencies for the fuel cell industry as it gains momentum. The business review presentation is available on the Company’s website at http://www.sono-tek.com/about-us/investors/events-presentations.

Stephen Harshbarger, President and Director of the Company noted, “These are very exciting times for the Company. We are broadening our addressable market by demonstrating advanced application expertise with the goal of making our customers successful.”

He concluded, “Lab activity and proposals are at record levels and our conversion rate to sales is a very high percentage. Importantly, our implementation of lean practices and the automation and digitization of our production processes has measurably improved our ability to generate cash. We are very excited at Sono-Tek about the opportunities in front of us and the potential we have to measurably grow.”

About Sono-Tek
Sono-Tek Corporation is the leading developer and manufacturer of ultrasonic coating systems for applying precise, thin film coatings to protect, strengthen or smooth surfaces on parts and components for the microelectronics/electronics, alternative energy, medical and industrial markets, including specialized glass applications in construction and automotive.

The Company’s solutions are environmentally-friendly, efficient and highly reliable, and enable dramatic reductions in overspray, savings in raw material, water and energy usage and provide improved process repeatability, transfer efficiency, high uniformity and reduced emissions.

Sono-Tek’s growth strategy is focused on leveraging its innovative technologies, proprietary know-how, unique talent and experience, and global reach to further develop microscopic coating technologies that enable better outcomes for its customers’ products and processes. For further information, visit www.sono-tek.com.

Safe Harbor Statement
This news release contains forward looking statements regarding future events and the future performance of Sono-Tek Corporation that involve risks and uncertainties that could cause actual results to differ materially. These factors include, among other considerations, general economic and business conditions; political, regulatory, tax, competitive and technological developments affecting our operations or the demand for our products; timely development and market acceptance of new products; adequacy of financing; capacity additions; the ability to enforce patents; maintenance of operating leverage; continued reduction in inventory requirements; maintenance of order backlog; consummation of order proposals; continued sales growth in the medical and alternative energy markets; and the ability to achieve increased sales volume at projected levels and continued profitability. We refer you to documents that the company files with the Securities and Exchange Commission, which includes Form 10-K and Form 10-Qs containing additional important information.

For more information, contact:

Stephen J. Bagley	Deborah K. Pawlowski, Kei Advisors LLC
Chief Financial Officer	Investor Relations
Sono-Tek Corporation	(716) 843-3908
info@sono-tek.com	dpawlowski@keiadvisors.com

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